EXHIBIT 99.3

GULFDIAM DMCC

Financial Statements

31 December 2006

Registered Address:

Emirates Tower, Level No. 41
Sheikh Zayed Road
Dubai, United Arab Emirates

GULFDIAM DMCC

Financial Statements
31 December 2006

Auditors’ Report to the Shareholder of
GULFDIAM DMCC

Report on the Financial Statements

We have audited the accompanying financial statements of GULFDIAM DMCC, which comprises the balance sheet as of 31 December 2006, and the income statement, statement of changes in equity and cash flow statement for the period then ended, and a summary of significant accounting policies and explanatory notes.

Management’s Responsibilities for the Financial Statements

Management is responsible for the preparation and fair presentations of these financial statements in accordance with International Financial Reporting Standards. This responsibility includes: designing, implementing and maintaining internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error; selecting and applying appropriate accounting policies; and making accounting estimates that are reasonable in the circumstance.

Auditor’s responsibility:

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with International Standards on Auditing. Those standards require that we comply ethical requirements and plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risk of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion:

In our opinion, the financial statements present fairly, in all material respects the financial position of GULFDIAM DMCC as of 31 December 2006 and its financial performance and its cash flow for the period then ended in accordance with International Financial Reporting Standards

CHARTERED ACCOUNTANTS
Dubai

11 August 2008

GULFDIAM DMCC

Balance Sheet
31 December 2006

		2006
	Notes	US $
ASSETS
Current assets
Trade and other receivables	3	30,790,352
Prepayments		5,322
Bank current account		4,034,589
		34,830,263

Total assets		34,830,263

EQUITY & LIABILITIES
Shareholders’ funds
Share capital	4	54,500
Accumulated profits		3,508,018
Equity funds		3,562,518
Current account of shareholders	5	(2,806,414)
Total shareholders’ funds		756,104

Current liabilities
Other payables	6	34,074,159

Total equity & liabilities		34,830,263

The accompanying notes form an integral part of these financial statements.
The report of the auditors is set forth on page1.
Approved by the directors on 11thAugust 2008.

For GULFDIAM DMCC

DIRECTOR

GULFDIAM DMCC

Income Statement
for the period ended 31 December 2006

		7 Sept. 2006
		to
		31 Dec. 2006
	Notes	US $

Revenue		77,281,370

Cost of sales		(73,256,358)

Gross profit		4,025,012

Expenses	7	(18,161)

Profit from operations		4,006,851

Finance cost	8, 9	(498,833)

Net profit for the period		3,508,018

The accompanying notes form an integral part of these financial statements.

GULFDIAM DMCC

Statement of Changes in Equity
for the period ended 31 December 2006

	Share	Accumulated
	Capital	Profits	Total
	US $	US $	US $

Introduced during the period	54,500	-	54,500

Net profit for the period	-	3,508,018	3,508,018

As at 31 December 2006	54,500	3,508,018	3,562,518

The accompanying notes form an integral part of these financial statements.

GULFDIAM DMCC

Cash Flow Statement
for the period ended 31 December 2006

		7 Sept. 2006
		to
		31 Dec. 2006
	Notes	US $
Cash flows from operating activities
Net profit for the period		3,508,018
Adjustment:
Finance cost		498,833
Operating profit before working capital changes		4,006,851
Trade and other receivables		(30,790,352)
Prepayments		(5,322)
Other payables		34,074,159
Cash generated from/(used in) operations		7,285,336
Finance cost paid		(498,833)
Net cash from operating activities		6,786,503

Cash flows from financing activities
Share capital introduced		54,500
Funds withdrawn by the shareholders (net)		(2,806,414)
Net cash from financing activities		(2,751,914)

Cash and cash equivalents at end of the period		4,034,589

The accompanying notes form an integral part of these financial statements.

GULFDIAM DMCC

Notes to the Financial Statements
for the period ended 31 December 2006

1.    Legal status and business activity

a)    GULFDIAM DMCC is a limited liability company incorporated in the Dubai Multi Commodities Centre, Dubai, U.A.E. The company was incorporated on 7 September 2006 under the trade license No. 30540. The company is operating from office of a business associate at fixed charge.

b)    The company is registered to carry trading of rough and polish diamonds. During the period, the company was mainly engaged in trading of rough diamonds.

c)    These financial statements are prepared for a period of 116 days as of 31 December to coincide with other group companies’ financial year end.

d)    The pricing policies, terms of sales and purchase transactions and credit terms are as approved by the management.

2.    Significant accounting policies

The financial statements are prepared under the historical cost convention and in accordance with International Financial Reporting Standards. The significant accounting policies adopted are as follows:

a)    Trade and other receivables:

Provision is made for doubtful debts. Bad debts are written off as they arise.

b)    Trade and other payables:

Liabilities are recognized for amounts to be paid for goods or services received, whether or not invoiced to the company.

c)    Staff end of service benefits:

Provision is made for end-of-service gratuity payable to the staff at the balance sheet date in accordance with the U. A. E. labour law.

d)    Revenue:

Sales represent net amount invoiced for goods delivered during the period. Sales are recognized when the significant risks and rewards of ownership of the goods have passed to the buyer.

GULFDIAM DMCC

Notes to the Financial Statements
for the period ended 31 December 2006

e)    Foreign currency transactions:

Transactions in foreign currencies are converted into US Dollars at the rate of exchange ruling on the date of the transaction. Assets and liabilities expressed in foreign currencies are translated into US Dollars at the rate of exchange ruling at the balance sheet date. Resulting exchange gains/losses are taken to the income statement.

f)    Cash and cash equivalents:

Cash and cash equivalents for the purpose of the cash flow statement comprise of cash on hand, bank current accounts, deposits free of encumbrance with a maturity date of three months or less from the date of deposit and highly liquid investments with a maturity date of three months or less from the date of investment.

g)    Dividend:

Dividend is paid out of accumulated profits, when declared.

		2006
		US $
3.	Trade and other receivables

	Trade receivables*	14,798,388
	Advance to suppliers	14,022,545
	Other receivables	1,969,419
		30,790,352
	*Subsequently received in full.

4.	Share capital

	200 shares of AED 1,000
	(converted US $ @ AED 3.67 each)	54,500

5.	Current account of shareholders

	This represents the current account balance of shareholders.

		2006
6.	Other payables	US $

	Short term loan from business associates (refer note 8)*	34,051,717
	Accruals	22,442
		34,074,159

  Represents short terms, unsecured loan from business associates which carry an interest charge as agreed .(Refer Note 9

GULFDIAM DMCC

Notes to the Financial Statements
for the period ended 31 December 2006

		7 Sept. 2006
		to
		31 Dec. 2006
		US $
7.	Expenses

	Other administrative expenses	18,161

8.	Finance cost

	Business associates	498,833

9.	Financial instruments: Credit, interest rate and exchange rate risk exposures

Credit risk

Financial assets, which potentially expose the company to concentrations of credit risk comprise principally of trade and other receivables and bank balance.

The company’s bank balance in a current account is placed with a high credit quality financial institution.

As at 31 December 2006, the company’s maximum and significant exposure to credit risk from a customer situated within U.A.E. amounts to US $ 10,248,084 and from a customer situated outside U.A.E. amounts to US $ 3,665,960.

There is no significant concentration of credit risk from receivables outside the industry in which the company operates.

Interest rate risk

Interest on short term loans from business associates is charged based on floating rates which approximate the rate at which the company can borrow from its bank.

Exchange rate risk

There are no significant exchange rate risks as substantially all financial assets and financial liabilities are denominated in US Dollars or UAE Dirham to which the US Dollars is fixed.

10.   Financial instruments: Fair values

The fair value of the company's financial assets comprising of bank balances, trade and other receivables and financial liabilities comprising of trade and other payables, and bank borrowings approximate to their carrying values.

GULFDIAM DMCC

Notes to the Financial Statements
for the period ended 31 December 2006

11.   Contingent liabilities

There were no contingent liabilities of a significant amount at the balance sheet date.

12.   Comparative figures

This being the first financial period of the company, there are no comparative figure.

13.   Reporting standards

The company’s financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”). IFRS differ in certain respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”). For the period September 7, 2006 through December 31, 2006, the application of U.S. GAAP in the preparation of the company’s financials statements would not have materially impacted reported net income or shareholder’s funds.